Exhibit 10.1

AGREEMENT OF APPOINTMENT AND JOINDER AND

AMENDMENT NO. 1 TO THE

SECOND AMENDED AND RESTATED RIGHTS AGREEMENT

This Agreement of Appointment and Joinder and Amendment No. 1 to the Amended and Restated Rights Agreement dated as of October 27, 2003, by and between Cephalon, Inc., a Delaware corporation with offices at 41 Moores Road, Frazer, PA 19355 (the “Company”), and StockTrans, Inc. (“StockTrans”), as the same may be amended from time to time (the “Rights Agreement”), is entered into as of February 9, 2007 by and between the Company and American Stock Transfer & Trust Company, a New York banking corporation with offices at 59 Maiden Lane, New York, NY 10038 (“AST”).

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Rights Agreement.

WHEREAS, pursuant to Section 21 of the Rights Agreement, the Company has removed the Rights Agent, effective as of the close of business on February 9, 2007; and

WHEREAS, the Company is required by the terms of the Rights Agreement to appoint a successor Rights Agent, and desires to appoint AST as successor Rights Agent; and

WHEREAS, AST wishes to serve as successor Rights Agent; and

NOW, THEREFORE, intending to be legally bound, and in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and AST hereby agree as follows:

1.             Appointment of Successor Rights Agent. The Company hereby appoints AST as successor Rights Agent under the Rights Agreement effective February 9, 2007.

2.             Joinder to Rights Agreement. AST hereby accepts such appointment and agrees to serve as Rights Agent under the Rights Agreement effective September 1, 2006, and to be bound by the terms of the Rights Agreement as if it was an original signatory to such agreement. All references to the Rights Agent contained in the Rights Agreement shall mean AST; likewise, all referenced to StockTrans contained in the Rights Agreement shall mean AST.

3.             Amendment to Section 21 of the Rights Agreement.  Section 21 of the Rights Agreement is hereby amended to provide that any successor Rights Agent shall, at the time of its appointment as Rights Agent, have a combined capital and surplus of at least $20,000,000, instead of $50,000,000 as currently provided. The fifth (5th) sentence of Section 21 of the Rights Agreement shall now read as follows:

“Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the

United States or the laws of any state of the United States or the District of Columbia, in good standing, having an office in the Commonwealth of Pennsylvania or the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $20 million.”

4.             Amendment to Section 26 of the Rights Agreement. All references to StockTrans contained in Section 26 of the Rights Agreement are hereby deleted in their entirety and replaced with the following:

American Stock Transfer & Trust Company

59 Maiden Lane

New York, New York 10038

Attention: Corporate Trust Department

With a copy to:

American Stock Transfer & Trust Company

59 Maiden Lane

New York, New York 10038

Attention: General Counsel

4.             Except as expressly modified herein, the Rights Agreement shall remain in full force and effect.

5.             This Agreement may be executed in one or more counterparts, each of which shall together constitute one and the same document.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Appointment and Joinder and Amendment No. 1 to the Second Amended and Restated Rights Agreement as of the date first above written.

CEPHALON, INC.		AMERICAN STOCK TRANSFER & TRUST COMPANY

By:	/s/ J. Kevin Buchi	By:	/s/ Herb Lemmer

Name:	J. Kevin Buchi	Name:	Herb Lemmer

Title:	Exec. Vice President & CFO	Title:	General Counsel